EXHIBIT 32.2

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63

OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of R.R. Donnelley & Sons Company (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the Company for the quarter ended March 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JAMES R. SULAT
Dated: May 10, 2004	Name: James R. Sulat
Title: Senior Executive Vice President, Interim Chief Financial Officer